UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2019

QUANTERIX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38319	20-8957988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Middlesex Turnpike Billerica, MA	01821
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 301-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbols(s):	Name of each exchange on which registered:
Common Stock, $0.001 par value per share	QTRX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07                   Submission of Matters to a Vote of Security Holders.

At the 2019 Annual Meeting of Stockholders of Quanterix Corporation (the “Company”) held on July 25, 2019 (the “Annual Meeting”), the stockholders of the Company voted on and approved the following matters, which are described in detail in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on June 6, 2019 (the “Proxy Statement”): (1) to elect Marijn Dekkers, Ph.D., Sarah E. Hlavinka and David R. Walt, Ph.D. as Class II directors to each serve for a three-year term expiring at the Company’s annual meeting of stockholders in 2022, and until their successors have been elected and qualified, or until their earlier death, resignation, retirement or removal (“Proposal 1”); and (2) to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 (“Proposal 2”).

The tabulation of votes with respect to the proposals at the Annual Meeting was as follows:

Proposal 1 — Election of Directors:

	For	Withheld	Broker Non-Votes
Marijn Dekkers, Ph.D.	16,156,562	869,366	4,323,565
Sarah E. Hlavinka	16,998,705	27,223	4,323,565
David R Walt, Ph.D.	15,378,195	1,647,733	4,323,565

Proposal 2 — Ratification of Independent Registered Public Accounting Firm:

For	Against	Abstain
21,318,236	27,748	3,509

Item 8.01              Other Events.

On July 26, 2019, Quanterix Corporation issued a press release announcing the election of Sarah E. Hlavinka to its Board of Directors.  A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated July 26, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTERIX CORPORATION

	By:	/s/ Amol Chaubal
Amol Chaubal
Chief Financial Officer

Date: July 26, 2019